Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of __________, 20__, between Edison Oncology Holding Corp., a Nevada corporation (the “Company”), and the purchaser’s signatory hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchasers (the “Offering”), and the Purchasers desires to purchase from the Company, 10% convertible promissory notes in the aggregate principal face amount of a minimum of Five Hundred Thousand Dollars ($500,000) (the “Minimum Offering Amount”) and a maximum of One Million Dollars ($1,000,000) (the “Maximum Offering Amount”) (the “Purchase Price”) and in the form attached hereto as Exhibit A (the “Notes” and, collectively with this Agreement, the “Transaction Documents”), which Notes shall be convertible into shares (the “Conversion Shares” and, collectively with the Note, the “Securities”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company and certain Purchasers have previously received purchases under the Offering of $782,500 and the Company has met terms and conditions of the Minimum Offering Amount;

WHEREAS, the Company’s Board of Directors has approved the continuation of the Offering up to the Maximum Offering Amount;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1. Purchase and Sale of the Securities.

(a) Closing. On each Closing Date (as defined below), upon the terms and subject to the conditions set forth herein:

(i)	the Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree to purchase from the Company the Notes, in consideration of the Purchase Price. For purposes of this Agreement, “Closing Date” means the date on which all of the Transaction Documents (as defined herein) have been executed and delivered by the parties thereto, and all conditions precedent to (i) Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligation to deliver the Notes, in each case, have been satisfied or waived.

(ii)	The Purchasers shall deliver the Purchase Price, via wire transfer of immediately available funds, to the Company pursuant to the instructions attached hereto as Exhibit B (the “Payment Instructions”).

The Company and the Purchasers shall each deliver to the other items set forth in Section 1(b) deliverable at the closing (the “Closing”). Closings may occur in one or more tranches provide the Minimum Offering Amount has been met until the earlier of (i) the date the Company’s sells the Maximum Offering Amount; or (ii) 2018, unless extended in the sole discretion of the Company’s Board of Directors (the “Board”)determines, in its sole discretion. Upon waiver or satisfaction of the covenants and conditions set forth in Sections 1(b) and 1(c), the Closings shall occur at such location within the United States as the parties shall mutually agree.

(b) Deliverables.

(i)	On or prior to a Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

A.	this Agreement, duly executed by the Company;

B.	the Notes, duly executed by the Company, with a face value equal to the Purchase Price of each respective Note; and

(ii)	On or prior to a Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

A.	this Agreement, duly executed by Purchaser;

B.	the Purchase Price by wire transfer pursuant to the Payment Instructions; and

(c) Closing Conditions.

(i)	The obligations of the Company hereunder in connection with a Closing are subject to the waiver or satisfaction of the following conditions:

A.	the accuracy on the Closing Date of the representations and warranties of Purchasers contained herein;

B.	all obligations, covenants and agreements of Purchasers required to be performed at or prior to the Closing Date shall have been performed;

C.	the delivery by Purchasers of the items set forth in Section 1(b)(ii) of this Agreement; and

(ii)	The obligations of Purchasers hereunder in connection with a Closing are subject to the waiver or satisfaction of the following conditions:

A.	the accuracy in all material respects on the Closing Date of the representations and warranties of Company contained herein;

B.	all obligations and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

C.	the delivery by the Company of the items set forth in Section 1(b)(i) of this Agreement; and

2. Intentionally Omitted.

3. Representations and Warranties of the Company. The Company represents and warrants to Purchasers as follows:

(a) Subsidiaries. The Company’s subsidiaries (“Subsidiaries”) as of the date hereof are set forth on Schedule 3(a). The Company owns, directly or indirectly, 100% of each Subsidiary and such ownership interest is free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable and free of preemptive and similar rights to purchase securities. Neither the Company nor the Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and contemplated to be conducted. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or a Subsidiary, taken as a whole (“Material Adverse Effect”), and no proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors or the Company’s stockholders in connection therewith, other than in connection with the Required Approvals (as defined herein). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f) Issuance of the Securities. The Note is duly authorized and, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. The shares of Common Stock issuable upon conversion of the Note have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock such number of securities for issuance of upon conversion of the Note.

(g) Capitalization; Additional Issuances. As of the date hereof, the Company has 4,000,009 shares of Common Stock issued and outstanding and $682,500 of Notes, convertible into 1,365,000 shares of Common Stock, subject to the terms and conditions of the Notes. Except as described herein, as of the date hereof, there are no outstanding agreements or preemptive or similar rights affecting the Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, the Common Stock.

(h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company

(i) Regulatory Permits. Each of the Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted or as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(j) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby.

(k) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Purchasers.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in violation of any order of any court, arbitrator or governmental body or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Matters. The Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, permits, approvals, judgments, orders and decrees applicable to it or any of its properties, leased real property, assets, operations and businesses relating to environmental protection, and health and safety (collectively “Environmental Laws”) including, without limitation, Environmental Laws relating to air, surface water and groundwater, land and the generation, storage, use, handling, transportation, treatment, release, threatened release, remediation, exposure to or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law), as well as oil, petroleum, petroleum products, asbestos or any substance containing asbestos, and polychlorinated biphenyls (collectively “Hazardous Materials”), (ii) the Company has obtained and fully complied with and is currently in full compliance with all environmental permits and other environmental approvals necessary for the conduct of its business and the operation of its properties, and has reported to the appropriate governmental or regulatory authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Materials have been treated, stored, disposed of or otherwise handled, (iii) to the knowledge of the Company, there is not nor has there been any condition, event, circumstance, practice, activity, incident which could reasonably be expected to give rise to any common law liability or liability pursuant to any Environmental Laws or otherwise form the basis of any claim, demand or litigation against the Company; (iv) there are no claims, demand, suits, judicial or administrative actions, governmental investigators or legal proceedings pending or, to the knowledge of the Company, threatened against the Company relating in any way to any Environmental laws, nor has the Company received notice of any violation of, or any claim alleging liability under, any Environmental Laws, (v) there have been no releases or threats of releases (as these terms are defined in Environmental Laws) of any Hazardous Materials at, from, in or on any property previously or currently owned or operated by the Company, except as permitted by Environmental Laws, and (vi) there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation of Hazardous Materials which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could reasonably be expected to lead to any claim against the Company for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act or comparable state or local statutes or regulations, except as would not have a Material Adverse Effect.

(n) Title to Assets. The Company and each Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case, free and clear of all liens, except for liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and liens for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties (“Permitted Liens”). Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and each Subsidiary are in compliance.

(o) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(p) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) Tax Returns. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(r) Foreign Corrupt Practices. None of the Company, any Subsidiary or, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s) Indebtedness. The Company does not have any indebtedness.

(t) Full Disclosure. All of the disclosure furnished by or on behalf of the Company to Purchasers regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4. Representations and Warranties of Purchasers. Each Purchaser represents and warrants to the Company, only with respect to itself, as follows:

(a) Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act. Purchaser is capable of evaluating the merits and risks of its investment in the Securities and has the ability and capacity to protect its interests.

(b) Purchaser understands that the Securities have not been registered. Purchaser understands that the Securities will not be registered under the Securities Act in reliance upon an exemption in reliance on Section 4(a)(2) of the Securities Act.

(c) Purchaser understands and acknowledges that the Company has previously received aggregate purchases in excess of the Minimum Offering Amount and that the Company will receive the Purchase Price directly from the Purchaser and that the Purchase Price SHALL NOT BE SUBJECT TO ESCROW.

(d) Purchaser acknowledges that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(e) Purchaser is purchasing the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(f) Purchaser has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(g) There are no actions, suits, proceedings or investigations pending against Purchaser or Purchaser’s assets before any court or governmental agency (nor, to Purchaser’s knowledge, is there any threat thereof) which would impair in any way Purchaser’s ability to enter into and fully perform Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(h) The execution, delivery and performance of and compliance with this Agreement and the issuance of the Securities to Purchaser will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation or by-laws, or equivalent limited liability company, trust or partnership documents, if applicable, or any agreement to which Purchaser is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Purchaser or the Securities purchased by Purchaser.

(i) Purchaser is aware that the Securities will be (unless registered by the Company), when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Securities Act, and may not be offered, sold or transferred except pursuant to an effective registration statement or an exemption from registration under the Securities Act.

(j) Purchaser understands that the Securities shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES .

(k) Any sales, transfers, or other dispositions of the Securities by Purchaser, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

(l) Purchaser further represents that the address of Purchaser set forth on the signature page is its principal place of business; that Purchaser is purchasing the Securities for Purchaser’s own account and not, in whole or in part, for the account of any other person; and that Purchaser has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(m) Purchaser represents and warrants that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement.

(n) Purchaser is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to purchase the Securities. Purchaser is proceeding on the assumption that there exists material, non-public information concerning the Company and its direct and indirect Subsidiaries which is not or may not be known to the Purchaser and that the Company has not disclosed to the Purchaser. Purchaser is voluntarily assuming all risks associated with the purchase of the Securities and expressly warrants and represents that (i) the Company has not made and Purchaser disclaims the existence of or its reliance on, any representation by the Company concerning the Company or the Securities; (ii) Purchaser is not relying on any disclosure or non- disclosure made or not made, or the completeness thereof, in connection with or arising out of its purchase of the Securities; (iii) Purchaser has no claims against the Company with respect to the foregoing and if any such claim may exist, Purchaser, recognizing its disclaimer of reliance and the Company’s reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against the Company or any of the Company’s affiliates, directors, officers, employees, agents, advisors and shareholders; (iv) the Company shall not have any liability; and (v) Purchaser waives and releases any claim that it might have against the Company or its affiliates, directors, officers, employees, agents, advisors and shareholders whether under applicable securities law or otherwise, based on any nondisclosure to Purchaser of any material, non-public information concerning the Company and its direct and indirect Subsidiaries.

5. Other Agreements.

(a) Certain Covenants of the Company. Until such time as the Notes or any accrued fees or interest remain unpaid or outstanding, the Company shall comply and operate in accordance with all of the following covenants and agreements:

(i)	Payment of Obligations. The Company will timely pay and discharge all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

(ii)	Conduct of Business. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(iii)	Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities.

(iv)	Notice of Legal Matters. The Company shall notify Purchasers promptly after the Company shall obtain knowledge of any written notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental authority, and each material development in respect of such legal or other proceeding affecting the Company, except proceedings which, if adversely determined, would not reasonably be likely to have a Material Adverse Effect.

(v)	Books and Records; Inspection and Audit Rights. The Company will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will permit any representatives designated by any Purchaser, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its business, assets, affairs, finances, prospects, and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested. Promptly upon any Purchaser’s written request therefor, the Company shall deliver to such Purchaser such documents and other evidence of the existence, good standing, foreign qualification and financial condition of the Company as such Purchaser shall request from time to time.

(b) Notice of Other Material Events. Until such time as the Notes or any accrued fees or interest remain unpaid or outstanding, the Company shall provide notice of the following:

(i)	The Company shall furnish to the Purchasers prompt (but in no event more than two (2) business days after the relevant occurrence) written notice of the occurrence of any Event of Default or any other event or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(ii)	Each notice delivered under this Section shall be accompanied by a statement of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c) Further Assurances. At any time or from time to time after the execution hereof, the Company will promptly execute, deliver, verify, acknowledge, record and/or file any and all further documents and instruments (including financing statements and continuation statements), and promptly take any and all such other and further actions, as any Purchaser may request in order to evidence or more fully effectuate the transactions and security arrangements contemplated hereby and to otherwise carry out the terms hereof.

(d) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of providing for the conversion rights provided for under the Note, such number of shares of Common as shall, from time to time, be sufficient for issuance upon conversion of such Note in full.

6. Indemnification by the Company. The Company shall indemnify each Purchaser and its respective officers, directors, shareholders, members, partners, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses (as defined below, and whether or not involving any person not a party to this Agreement) suffered, incurred or sustained by any of them or to which any of them becomes subject resulting from, arising out of or relating to (a) any material misrepresentation on the part of the Company, (b) a breach by the Company of any of the representations and warranties contained herein, or (c) any non-fulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or in any of the Transaction Documents (including any certificates delivered in connection herewith or therewith). If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws. “Losses” means any and all damages, fines, fees, taxes, penalties, deficiencies, diminution in value of investment, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any claim made by a person not a party hereto and (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise). “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act and “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

7. Miscellaneous.

(a) The Company agrees not to transfer or assign this Agreement or any of the Company’s rights or obligations herein and the Purchasers agree that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(c) Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail, with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), to the following addresses:

(i)	If to the Company, at:

Edison Oncology Holding Corp.

3475 Edison Way, Suite R Menlo

Park, California 94025

(ii)	If to a Purchaser:

to the address set forth on its signature page hereto.

(d) No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by all parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(e) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, except with respect to the conflicts of law provisions thereof.

(f) Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York County, New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the federal and state courts located in New York County, New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the federal and state courts located in New York County, New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(g) If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(h) The Company understands and agrees that money damages may not be a sufficient remedy for any breach of this Agreement by the Company, and that Purchasers shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by the Company of this Agreement, but shall be in addition to all other remedies available at law or equity to Purchaser.

(i) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(j) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Company Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EDISON ONCOLOGY HOLDING CORP.

By:
Name:	Jeffrey Bacha
Title:	Chief Executive Officer

Purchaser Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[PURCHASER]

By:

Name:

Title:

Purchase Price:

Address for Notice:

Attention of:

Telephone:

Facsimile:

Exhibit A

Form of Convertible Note